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                                  EXHIBIT 4.1

                    GEOGRAPHICS, INC. 1999 STOCK OPTION PLAN





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                                GEOGRAPHICS, INC.


                             1999 STOCK OPTION PLAN






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                                GEOGRAPHICS, INC.

                             1999 STOCK OPTION PLAN


                                TABLE OF CONTENTS


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION..................................................................1
      1.1     Establishment of the Plan...........................................................................1
      1.2    Purpose of the Plan..................................................................................1
      1.3    Duration of the Plan.................................................................................1


ARTICLE 2.  DEFINITIONS...........................................................................................1


ARTICLE 3.  ADMINISTRATION........................................................................................4
      3.1    The Committee........................................................................................4
      3.2    Authority of the Committee...........................................................................4
      3.3    Decisions Binding....................................................................................4


ARTICLE 4.  SHARES SUBJECT TO THE PLAN............................................................................4
      4.1    Number of Shares.....................................................................................4
      4.2    Lapsed Awards........................................................................................4
      4.3    Adjustments in Authorized Shares.....................................................................4


ARTICLE 5.  ELIGIBILITY AND PARTICIPATION.........................................................................5
      5.1    Eligibility..........................................................................................5
      5.2    Actual Participation.................................................................................5


ARTICLE 6.  STOCK OPTIONS.........................................................................................5
      6.1    Grant of Options.....................................................................................5
      6.2    Option Award Agreement...............................................................................5
      6.3    Option Price.........................................................................................5
      6.4    Duration of Options..................................................................................5
      6.5    Exercise of Options..................................................................................5
      6.6    Payment..............................................................................................5
      6.7    Restrictions on Share Transferability................................................................6
      6.8    Termination of Employment Due to Death, Disability or Retirement.....................................6
      6.9    Termination of Employment for Other Reasons..........................................................6
      6.10   Termination of Services as a Director................................................................7
      6.11   Termination of Service as a Consultant...............................................................7
      6.12   Transferability of Options...........................................................................7


ARTICLE 7.  BENEFICIARY DESIGNATION...............................................................................8


ARTICLE 8.  DEFERRALS.............................................................................................8













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

ARTICLE 9.  RIGHTS OF EMPLOYEES...................................................................................8
      9.1    No Right to Employment...............................................................................8
      9.2    Participation........................................................................................8


ARTICLE 10.  CHANGE IN CONTROL....................................................................................8


ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION.............................................................8
      11.1   Amendment, Modification, and Termination.............................................................8
      11.2   Awards Previously Granted............................................................................8


ARTICLE 12.  WITHHOLDING..........................................................................................8
      12.1   Tax Withholding......................................................................................8
      12.2   Share Withholding....................................................................................9


ARTICLE 13.  SUCCESSORS...........................................................................................9


ARTICLE 14.  LEGAL CONSTRUCTION...................................................................................9
      14.1   Gender and Number....................................................................................9
      14.2   Severability.........................................................................................9
      14.3   Requirements of Law..................................................................................9
      14.4   Securities Law Compliance............................................................................9
      14.5   Governing Law........................................................................................9
      14.6   Awards to Foreign Nationals and Employees Outside the United States..................................9
      14.7   Unfunded Status of the Plan..........................................................................9


















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                                GEOGRAPHICS, INC.

                             1999 STOCK OPTION PLAN


                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. Geographics, Inc., a Wyoming corporation (the "Company"), hereby establishes a stock option plan to be known as the Geographics, Inc. 1999 Stock Option Plan (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options and Incentive Stock Options.

         Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of a majority of the Shares of the Company, the Plan shall become effective as of April 16, 1999 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

         1.3 Duration of the Plan. Subject to approval by the Board of Directors and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11 herein, until all Shares subject to it have been purchased according to the Plan's provisions. However, in no event may an Award be granted under the Plan more than ten years after the Effective Date.

                             ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

               (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

               (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

               (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

               (d) "Board" or "Board of Directors" means the board of directors of the Company.

               (e) "Cause" means, unless defined otherwise in the Participant's employment agreement with the Company, (i) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company, (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law, or (iii) the willful and continued failure of a Participant to substantially perform his or her duties with or for the Company or a Subsidiary. "Cause" under either (i), (ii) or
                      (iii) shall be determined in good faith by the Committee.

               (f) "Change in Control" of the Company shall be deemed to have occurred, unless the Participant's employment agreement or Award Agreement with the Company's states




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                      otherwise, as of the first day that any one or more of the following conditions shall have been satisfied:

                      (i) The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% of more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                             (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and
                             (C) of subsection (iii);

                      (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                      (iii) Consummation of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") in each case, unless, following such Business Combination, (A) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Company Common Stock and the combined voting power of the then Outstanding Company Voting Securities after the Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trusts) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination and (C) at least two-thirds (2/3) of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                      (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                (h) "Committee" means, as applicable, the Board or any committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.




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                (i)   "Company" means Geographics, Inc., a corporation, or any
                      successor thereto as provided in Article 13 herein.

                (j) "Consultant" means an individual who performs services for the Company, but who is not an Employee or a Director.

                (k) "Director" means any individual who is not an Employee but is a member of the Board of Directors.

                (l) "Disability" means, unless the Participant's employment agreement or Award Agreement with the Company states otherwise, a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Company in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Company, who are qualified to give professional medical advice.

                (m) "Employee" means any full-time employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed full-time by the Company shall not be considered Employees under this Plan.

                (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

                (o) "Fair Market Value" means the closing price for Shares on the relevant date, or (if there were no sales on such date) the average of closing prices on the nearest day before and the nearest day after the relevant date, on a stock exchange or over the counter, or as determined by the Committee.

                (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

                (q) "Insider" shall mean a Participant who is, on the relevant date, an officer, Director or 10% shareholder of the Company, subject to Section 16 of the Exchange Act.

                (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

                (s) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                (u) "Participant" means an Employee, a Director or a Consultant who has outstanding an Award granted under the Plan.

                (v)   "Person" shall have the meaning ascribed to such term in
                      Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
                      Section 13(d).

                (w) "Retirement" shall mean termination of employment after attaining age 70.

                (x)   "Shares" means the shares of common stock of the Company.

                (y) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships, limited




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                      liability companies, and joint ventures) in which the
                      Company owns at least fifty percent (50%) of the combined equity thereof.

                (z) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the sixtieth day following such date.

                            ARTICLE 3. ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Board or a Committee established by the Board. The members of the Committee, if there be one, shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the following: the size and types of Awards with respect to Employees and Consultants; to determine the terms and conditions of such Employee and Consultant Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified hereunder.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all determinations, decisions, related orders or resolutions of the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Directors, Consultants, Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1   Number of Shares. Subject to adjustment as provided in Section
4.3 herein, the total number of Shares available for grant under the Plan may not exceed 4,500,000. These 4,500,000 Shares may be either authorized but unissued or reacquired Shares.

         The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

               (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

               (b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

               (c) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

         4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to





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outstanding Options, granted under the Plan, as may be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in the Plan include all Employees, Directors, and

Consultants.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Subject to the provisions of the Plan, the Board may from time to time, select from all Directors those to whom Awards shall be granted and shall determine the nature and amount of such Award.

                            ARTICLE 6. STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee, Directors, and Consultant. The Committee may grant ISOs, NQSOs, or a combination thereof to Employees.

         6.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of
Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

         6.3 Option Price. The Option Price for each grant of an option to an Employee, Director, or Consultant shall be determined by the Committee.

         6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO or NQSO shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and any withholding tax relating to the Option.

         The Option Price, and any related withholding taxes, upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, or (b) at the discretion of the Committee at the time of such exercise, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price or (c) by a combination of (a) and (b).

         The Committee (or the Board in the case of a Director) also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).





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         6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any Blue Sky or state securities laws applicable to such Shares.

         6.8 Termination of Employment Due to Death, Disability or Retirement. Unless a Participant's employment agreement or Award Agreement with the Company states otherwise, the following shall apply to each Participant:

               (a) Termination by Death. In the event the employment of an Employee is terminated by reason of death, all outstanding Options granted to that Employee that are not vested shall immediately be forfeited to the Company. However, the vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Employee's beneficiary, or by such persons that have acquired the Employee's rights under the Option by will or by the laws of descent and distribution.

               (b) Termination by Disability. In the event the employment of an Employee is terminated by reason of Disability, all outstanding Options granted to that Employee that are not vested shall immediately be forfeited to the Company as of the date the Committee determines the definition of Disability to have been satisfied. However, the vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

               (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, all outstanding Options granted to such Employee that are not vested shall immediately be forfeited. However, the vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the Retirement of Employee, whichever period is shorter.

               (d) Employment Termination Followed by Death. In the event that an Employee's employment terminates by reason of Disability or Retirement, and within the exercise period allowed by the Committee following such termination the Employee dies, then the remaining exercise period under outstanding Options shall equal the longer of the following: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such Options shall be exercisable by such person or persons who shall have been named as the Employee's beneficiary, or by such persons who have acquired the Employee's rights under the Option by will or by the laws of descent and distribution.

               (e) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code, may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

         6.9 Termination of Employment for Other Reasons. Except as otherwise provided in a Participant's employment agreement or Award Agreement with the Company, if the employment of an Employee shall terminate for any reason other than the reasons set forth in Section 6.8 (and other than for Cause), all Options held by the Employee that are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

         Options that are vested as of the effective date of employment termination may be exercised by the



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Employee within the period beginning on the effective date of employment termination, and ending ninety (90) days after such date or on such later date as is approved by the Committee.

         If the employment of an Employee shall be terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.10 Termination of Services as a Director. Except as provided in a Director's Award Agreement, if a Director's tenure ends because of death, Disability or following a Change in Control, such Director's Options that are not vested shall be immediately forfeited to the Company. Following the date on which the Director ceases to serve as a Director, other than as a result of removal for Cause, all vested outstanding Options shall remain exercisable, to the extent such Options may be exercised pursuant to this Plan, until the earlier of the following: (i) one year from the date the Director ceases to serve in such capacity; or (ii) the expiration of the original Option term. If a Director is removed for Cause, all outstanding Options held by the Director shall be immediately forfeited to the Company and no additional exercise period shall be allowed regardless of the vested status of the Options.

         6.11 Termination of Services as a Consultant. Except as provided in a Consultant's Award Agreement, if a Consultant's tenure ends because of death or Disability or following a Change in Control, such Consultant's Options shall be immediately forfeited to the Company. Following the date on which the Consultant ceases to serve as a Consultant, other than termination for Cause, all vested outstanding Options shall remain exercisable, to the extent such Options may be exercised pursuant to this Plan, until the earlier of the following: (i) six months from the date the Consultant ceases to serve in such capacity; or (ii) the expiration of the original Option term. If a Consultant is terminated for Cause, all outstanding Options shall be immediately forfeited to the Company and no additional exercise period shall be allowed regardless of the vested status of the Options.

         6.12 Transferability of Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         NQSOs granted hereunder may be exercised only during a Participant's lifetime by the Participant, the Participant's guardian or legal representative or by a permissible transferee. NQSOs shall be transferable by Participants pursuant to the laws of descent and distribution upon a Participant's death, and during a Participant's lifetime. NQSOs shall be transferable by Participants only to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions ("permissible transferees") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

         NQSOs also shall be transferable by Participants other than to permissible transferees with the prior approval of the Committee which shall have the authority to approve such transfers of NQSOs on a case-by-case basis in its sole discretion.

         The Committee shall have the authority to establish rules and regulations specifically governing the transfer of NQSOs granted under this Plan as it deems necessary and advisable.







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                       ARTICLE 7. BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when any necessary spousal consent is obtained and filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                              ARTICLE 8. DEFERRALS

         The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option and applicable withholding taxes related thereto. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                         ARTICLE 9. RIGHTS OF EMPLOYEES

         9.1 No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

         For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                          ARTICLE 10. CHANGE IN CONTROL

         Except as provided in a Participant's employment agreement or Award Agreement with the Company, upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of the Plan, the following shall apply:

               (a) Any and all Options granted hereunder that are not vested shall be immediately forfeited; and

               (b) Subject to Article 11 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

              ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION

         11.1 Amendment, Modification, and Termination. The Board, at any time and from time to time, may terminate, amend, or modify the Plan.

         11.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                             ARTICLE 12. WITHHOLDING

         12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

         12.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant.

                             ARTICLE 13. SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 14. LEGAL CONSTRUCTION

         14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced in a manner so as to give the maximum valid and enforceable effect to such provisions.

         14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         14.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Washington.

         14.6 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participates in accordance with those rules.

         14.7 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participate by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.



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